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                                                                  EXHIBIT 11.2
                                                                  ------------




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                                THIRD AMENDMENT

                                      to

                               PLEDGE AGREEMENT

                                     among

                               ----------------,
                                as the Borrower


                                      and

                                CITIBANK, N.A.


                       Effective as of December 16, 1996



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         THIS THIRD AMENDMENT TO PLEDGE AGREEMENT (the "Third Amendment") dated
                                                        ---------------
as of December 16, 1996, is among_________________(the "Borrower"), and
                                                        --------
CITIBANK, N.A., a national banking association (the "Bank").
                                                     ----
                              W I T N E S S E T H
                              - - - - - - - - - -

         WHEREAS, the Borrower and the Bank entered into that certain Credit Agreement dated as of December 16, 1994, as amended from time to time (the "Credit Agreement") pursuant to which the Borrower and the Bank also entered
 ----------------
into that certain Pledge Agreement dated as of December 16, 1994 as amended by the First Amendment to Pledge Agreement dated as of May 5, 1995 and further amended by the Second Amendment to Pledge Agreement dated as of September 30, 1996 (the "Pledge Agreement") pursuant to which the Bank agreed to made certain
           ----------------
Advances to the Borrower; and

         WHEREAS, the Borrower has requested and the Bank has agreed to amend certain provisions of the Pledge Agreement and the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Defined Terms. All capitalized terms which are defined in
                    -------------
the Pledge Agreement or the Credit Agreement, but which are not defined in this Third Amendment, shall have the same meanings as defined in the Pledge Agreement or the Credit Agreement. Unless otherwise indicated, all section references in this Third Amendment refer to the Pledge Agreement.

         Section 2. Amendments to the Pledge Agreement.
                    -----------------------------------

         (1) Schedule I to the Pledge Agreement is hereby deleted in its entirety and Schedule I hereto is inserted in lieu thereof.

         (2) Section 16 of the Pledge Agreement is hereby deleted in its entirety and replaced by the following:

         Continuing Security Interest; Assignments under Credit Agreement. This
         ----------------------------------------------------------------
Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the obligations and all other amounts payable under this Agreement and (ii) the expiration or termination of the Commitment, (b) be binding upon the Borrower and the heirs, executors, administrators, legal representatives, successors and assigns of the Borrower, and (c) inure to the benefit of, and be enforceable by, the Bank and the successors, transferees and assigns of the Bank. Without limiting the generality of the foregoing clause (c) and subject to the provisions of the Credit Agreement, (a) the Bank, without any notice to or consent of the Borrower, may sell participations to one or more persons or entities in or to all or any portion of the Bank's

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rights and obligations under the Credit Agreement (including, but not limited to, all or any portion of the Commitment, the Advances and the Note), and (b) the Bank, with the prior written consent of the Borrower, which consent shall not be unreasonably withheld, may assign, syndicate or otherwise transfer all or any portion of the Bank's rights and obligations under the Credit Agreement (including, but not limited to, all or any portion of the Commitment, the Advances and the Note) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise; provided that, any other provision of this Agreement to the contrary notwithstanding, the Bank may at any time create a security interest in all or any portion of the Bank's rights under the Credit Agreement (including, but not limited to, the Advances owing to the Bank and the Note held by the Bank) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System. Upon the later of the payment in full in cash of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Commitment, the security interest granted hereby shall terminate. Upon any such termination, the Bank will, at the Borrower's expenses, (i) return stock certificates evidencing ownership in Sterling Commerce and Sterling as shall not have been sold or otherwise applied pursuant to the terms hereof to the then acting transfer agent for Sterling Commerce or Sterling, as appropriate, with instructions that restrictive legends by reapplied to such certificates after which such certificates are to be returned to the Borrower or its designee by the transfer agent and (i) return to the Borrower all other the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

         Section 3. Representations and Warranties. The Borrower hereby affirms
                    ------------------------------
that as of the date of execution and delivery of this Third Amendment, all of the representations and warranties contained in the Credit Agreement and the Pledge Agreement are true and correct in all material respects as though made on and as of the date hereof and no Event of Default shall have occurred and be continuing.

         Section 4. Confirmation. The provisions of the Pledge Agreement (as
                    ------------
amended by this Third Amendment) shall remain in full force and effect in accordance with their terms following the effectiveness of this Third Amendment.

         Section 5. Ratification and Affirmation of Guarantors. The Guarantor
                    ------------------------------------------
under the Credit Agreement hereby expressly (i) acknowledges the terms of this Third Amendment and the amendment of even date herewith to the Credit Agreement,
(ii) ratifies and affirms his obligations under the Guaranty Agreement, (iii) acknowledges, renews and extends his continued liability under said Guaranty Agreement and agrees that said Guaranty Agreement remains in full force and effect.

         Section 6. Counterparts. This Third Amendment may be executed by one or
                    ------------
more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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         Section 7.  No Oral Agreement. THIS WRITTEN THIRD AMENDMENT AND THE
                     -----------------
OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 8.5 GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY,
                     -------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed effective as of the date first written above.



BORROWER:
                                -----------------------------------



                                By:
                                   --------------------------------




WITNESS:                        By:
                                   --------------------------------

                                Name:
                                     ------------------------------

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